 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, VIA THE EDGAR SYSTEM, ON
                                 AUGUST 3, 1995

                                                  REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                 ADVANTA CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                       23-1462070
            (STATE OF INCORPORATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          BRANDYWINE CORPORATE CENTER
                                650 NAAMANS ROAD
                            CLAYMONT, DELAWARE 19703
                                 (302) 791-4400
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICE)
                             ---------------------

                             GENE S. SCHNEYER, ESQ.
                                 ADVANTA CORP.
                          FIVE HORSHAM BUSINESS CENTER
                                 300 WELSH ROAD
                                  P.O. BOX 749
                        HORSHAM, PENNSYLVANIA 19044-0749
                                 (215) 657-4000

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                             ---------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

<Caption
========================================================================================================
                                                           PROPOSED
                                                           MAXIMUM         PROPOSED
                                            AMOUNT         OFFERING        MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF                      BEING           PRICE          OFFERING      REGISTRATION
SECURITIES BEING REGISTERED*              REGISTERED       PER UNIT         PRICE            FEE
- --------------------------------------------------------------------------------------------------------
RediReserve Certificates,
  Subordinated Notes...................   $25,000,000        100%        $25,000,000        $8,621
========================================================================================================

     THE PROSPECTUS CONSTITUTING PART OF THIS REGISTRATION STATEMENT ALSO CONSTITUTES PART OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3, FILE NO. 33-58660 (FILED FEBRUARY 23, 1993 AND WHICH COVERS $2,200,000 OF UNSOLD SECURITIES). $688.00 OF FILING FEES WERE PAID WITH RESPECT TO SUCH UNSOLD SECURITIES.
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

      SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED AUGUST   , 1995

                          $27,200,000 PRINCIPAL AMOUNT

                                      LOGO
                                   Corp.

        REDIRESERVE MONEY MARKET SUBORDINATED CERTIFICATES ($1,000 MIN.)
                           91 DAY SUBORDINATED NOTES
               SIX, EIGHTEEN AND THIRTY MONTH SUBORDINATED NOTES
       ONE, TWO, THREE, FOUR, FIVE, SEVEN AND TEN YEAR SUBORDINATED NOTES
                            ------------------------

    The Securities offered hereby are subordinated debt securities of Advanta Corp. (the "Company") consisting of RediReserve Money Market Subordinated Certificates (the "RediReserve Certificates" or the "Certificates") and Subordinated Notes (the "Notes," and together with the Certificates, the "Securities"). The Securities are subordinated to certain "Senior Debt" (the amount of which may fluctuate throughout the year, and $675 million of which is outstanding as of the date of this Prospectus).

    RediReserve Certificates are redeemable at the demand of the holder. The Notes are subject to automatic extension at maturity unless either the Company requests redemption at least seven days prior to maturity or the holder elects redemption, in writing, within seven days after maturity. For information on the terms of such extensions, including the interest rate to be paid during any extended term, see "Description of Securities -- Provisions Relating to Notes." The Securities will be uncertificated and evidenced by book-entry and a statement issued to each purchaser.

    A tabular summary of the terms of the Securities offered hereby appears at page 6.

    The Company is not subject to state or federal regulations applicable to banks and savings and loan associations, including, among other things, regulations regarding the maintenance of reserves and the quality or condition of its assets. The Securities offered hereby represent unsecured obligations of the Company and are not insured or guaranteed by the Federal Deposit Insurance Corporation ("FDIC") or any other governmental or private entity. SEE "RISK FACTORS" ON PAGE 7.

    The Securities are being offered by the Company directly without an underwriter or selling agent. The Securities are being offered on a continuous basis without an expected termination date. See "Plan of Distribution." The terms of the offering or the Securities may be modified prospectively at any time. Certain terms of outstanding RediReserve Certificates may be modified. See "Description of Securities." There is no assurance that all or any portion of the offered Securities will be sold. It is not expected that there will be a trading market for any of the Securities. The Company reserves the right to reject any subscription in whole or in part.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
       SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
        UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT REGISTERED UNDER THE PENNSYLVANIA SECURITIES ACT OF 1972. FOR SALES IN PENNSYLVANIA, THE COMPANY IS RELYING UPON AN EXEMPTION FROM THAT ACT'S REGISTRATION REQUIREMENTS WHICH IS AVAILABLE FOR THE OFFER AND SALE OF SECURITIES SENIOR TO SECURITIES OF THE SAME ISSUER WHICH SECURITIES SATISFY THE MARGIN REQUIREMENTS OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM UNDER REGULATION T.


========================================================================================================
                                                                     UNDERWRITING          PROCEEDS
                                                   PRICE TO           COMMISSIONS           TO THE
                                                   PUBLIC(1)         AND DISCOUNTS          COMPANY
- --------------------------------------------------------------------------------------------------------
Per Security................................         100%                None               100%(2)
Total.......................................      $27,200,000            None           $27,200,000(2)
========================================================================================================


(1) RediReserve Certificates will be issued in payment of interest due on RediReserve Certificates.
(2) Before deducting expenses estimated at $43,000.00.

                THE DATE OF THIS PROSPECTUS IS AUGUST   , 1995.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information................     2
Incorporation of Certain Information
  by Reference.......................     2
Summary of the Offering..............     4
  The Company........................     4
  Securities Offered.................     4
  Modification, Termination or
     Extension of Offering...........     4
  Trustee............................     4
  Highlights of Terms of Securities
     Offered.........................     6
Risk Factors.........................     7

                                        PAGE
                                        ----
Ratio of Earnings to Fixed Charges...     7
Plan of Distribution.................     8
Use of Proceeds......................     8
Description of Securities............     8
  General............................     8
  Provisions Relating to RediReserve
     Certificates....................     9
  Provisions Relating to Notes.......    10
  Provisions Relating to All
     Securities......................    12
Legal Opinion........................    14
Experts..............................    14

     NO COMPANY EMPLOYEE, BROKER-DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY ORAL INFORMATION OR TO MAKE ANY ORAL REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS TRUE AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, N.Y. 10048; and, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at the address of the Commission set forth above.

     The Company has filed with the Commission registration statements (herein, together with all amendments and exhibits thereto, collectively referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement. Statements contained herein concerning any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission as set forth above.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     As required by the Commission, the Company hereby incorporates by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

     3. The Company's Current Reports on Form 8-K dated January 24, April 19, July 12 and July 20, 1995.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY DOCUMENT INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENT WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENT). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO: INVESTOR RELATIONS, ADVANTA CORP., FIVE HORSHAM BUSINESS CENTER, P.O. BOX 749, HORSHAM, PENNSYLVANIA 19044-0749, TELEPHONE (215) 784-5335.

                            SUMMARY OF THE OFFERING

     The following information is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

THE COMPANY

     The Company is a highly focused direct marketer of select consumer financial services. The Company primarily originates and services credit cards and mortgage loans. Other businesses include small ticket equipment leases, credit insurance and deposit products nationwide. At June 30, 1994, assets under management totalled approximately $11 billion.

     The Company was incorporated in Delaware in 1974 as Teachers Service Organization, Inc., the successor to a business originally founded in 1951. In January 1988, the Company's name was changed from TSO Financial Corp. to Advanta Corp. The Company's principal executive office is located at Brandywine Corporate Center, 650 Naamans Road, Claymont, Delaware 19703. Its principal operating offices are located at Five Horsham Business Center, 300 Welsh Road, Horsham, Pennsylvania 19044. The Company's telephone numbers at its principal executive and operating offices are, respectively, (302) 791-4400 and (215) 657-4000.

SECURITIES OFFERED

     This offering relates to $27,200,000 in principal amount of the following Securities of the Company: RediReserve Money Market Subordinated Certificates ("RediReserve Certificates" or "Certificates") and Subordinated Notes ("Notes"). The RediReserve Certificates are payable on the demand of the holder. The Notes have maturities of 91 days, six months, one year, 18 months, two years, 30 months, and three, four, five, seven and ten years after the date of issue. The Securities are subordinated to "Senior Debt" as defined, $675 million of which is outstanding as of the date of this Prospectus. The Securities are not insured, guaranteed or secured by any lien on assets of the Company and there are no sinking fund provisions.

     In lieu of paying interest by check, additional RediReserve Certificates will be issued in payment of interest due on RediReserve Certificates. Interest on RediReserve Certificates will only be paid in such manner, except that upon redemption by a holder of all RediReserve Certificates held by such holder, any accrued interest will be paid by check. Further, subject to the limitations described under "Redemption at Holder's Election" and "Redemption by Draft," holders may access by draft all funds held in the form of RediReserve Certificates.

     No interest will be paid on RediReserve Certificates for any day during which the principal balance is below $1,000.

     A tabular summary of the terms of the Securities appears on page 6.

MODIFICATION, TERMINATION OR EXTENSION OF OFFERING

     The Company reserves the right to modify at any time the terms of the offering or the Securities as set forth on the cover page of this Prospectus. Any such modification will apply only to Securities offered after the date of such modification, except as described under "Description of Securities -- General." From time to time, the aggregate amount of debt securities offered for sale by the Company may be increased.

TRUSTEE

     The Securities are to be issued under the terms of a Trust Indenture between the Company and CoreStates Bank, N.A. (formerly, The Philadelphia National Bank), as Trustee.

     Mellon Bank Corporation ("Mellon") has signed a definitive agreement to purchase the corporate trust business of CoreStates Bank, N.A., ("CoreStates") upon satisfaction of certain conditions precedent set forth in the agreement. The actual purchase will not occur until a future date to be established by Mellon and CoreStates. The Indenture (as defined herein) provides that any corporation to which the Trustee sells its corporate trust business will automatically become the successor Trustee without any further action. It is expected that upon consummation of the sale of the corporate trust business of CoreStates to Mellon pursuant to the agreement described above, Mellon will become successor trustee under the Indenture.

                   HIGHLIGHTS OF TERMS OF SECURITIES OFFERED

                                                              REDIRESERVE
                                                              MONEY MARKET
                                                              CERTIFICATES
- ----------------------------------------------------------------------------------------------------------
Denomination of Initial       Minimum initial purchase: $1,000 or any amount in excess thereof; additional
  Purchase and Additional     purchases in any amount.
  Purchases
- ----------------------------------------------------------------------------------------------------------
Annual Interest               Interest rate on all outstanding Certificates may vary from week to week.
                              The rate will be set each week by the Company, to be at least the average rate on Thirteen Week U.S. Treasury Bills over the preceding eight weeks, less one percent. No interest will be paid for any day on which the principal balance in account is below the minimum balance (currently
                              $1,000).
- ----------------------------------------------------------------------------------------------------------
Payment of Interest           Quarterly, on March 31, June 30, September 30 and December 31, accrued interest is added to the principal in each account in the form of additional
                              RediReserve Certificates. No checks will be issued in payment of interest.
- ----------------------------------------------------------------------------------------------------------
Redemption by Holder          Redeemable by holder upon oral or written demand, or by draft. Redemptions must be at least $250 except for redemptions to close an account.
- ----------------------------------------------------------------------------------------------------------
Redemption by Company                                Redeemable on 30 days' notice.
- ----------------------------------------------------------------------------------------------------------
Form                                                 Book-entry and non-negotiable.
                                          (A statement will be issued, not a promissory note).
- ----------------------------------------------------------------------------------------------------------
Automatic Extension                               Not applicable (no fixed maturity).

                                     91 DAY; SIX, EIGHTEEN AND THIRTY
                                  MONTH; AND ONE, TWO, THREE, FOUR, FIVE,
                                   SEVEN AND TEN YEAR SUBORDINATED NOTES
- ----------------------------------------------------------------------------------------------------------

Denomination of Initial     Minimum purchase: $5,000 or other amount as
  Purchase and Additional   specified by Company.
  Purchases
- ----------------------------------------------------------------------------------------------------------

Annual Interest             Fixed by the Company based on market conditions and
                            the Company's financial requirements. Once deter-
                            mined, the rate on each Note remains fixed until
                            its maturity, but may change if the Note is
                            extended.

- ----------------------------------------------------------------------------------------------------------

Payment of Interest         On 91 day and six month Subordinated Notes,
                            interest is compounded daily and paid at maturity.
                            On all other Subordinated Notes, at the election of
                            the holder, interest is compounded daily and paid
                            at maturity or may be paid monthly, quarterly,
                            semi-annually or annually.
- ----------------------------------------------------------------------------------------------------------

Redemption by Holder        May be redeemed by the original holder after total
                            permanent disability, or by his estate after death,
                            at the principal amount plus accrued interest.
                            Otherwise, no right of the holder to cause
                            redemption prior to maturity. For a statement of
                            the terms on which the Company, in its sole
                            discretion, may repurchase Subordinated Notes, see
                            "Description of Securities -- Provisions Relating
                            to Notes."
- ----------------------------------------------------------------------------------------------------------

Redemption by Company                 Not redeemable until maturity.
- ----------------------------------------------------------------------------------------------------------

Form                                  Book-entry and non-negotiable.
                               (A statement will be issued, not a promissory
                                                  note).
- ----------------------------------------------------------------------------------------------------------

Automatic Extension         If the Company does not request redemption at least
                            seven days prior to maturity or if not redeemed by
                            holder within seven days after its maturity date,
                            then a Note with a principal amount of $2,500 or
                            more is extended automatically for a period equal
                            to the original term. Notes are extended at the
                            rate being offered on newly-issued Notes of like
                            tenor, term and denomination at their respective
                            maturity dates. If similar Notes are not then being
                            offered, absent instructions from the Noteholder
                            selecting a Note with a term currently being
                            offered, the maturing Note will be redeemed.

- --------------------------------------------------------------------------------

The Securities are unsecured subordinated obligations of the Company. The Company is not subject to state or federal regulation applicable to banks and savings and loan associations with regard to insurance, the maintenance of reserves, or the quality or condition of its assets or other matters. It is not expected that there will be a trading market for the Subordinated Notes (See "Liquidity" at page 11). The Securities are not insured or guaranteed by Colonial National Bank USA or Advanta National Bank or any other public or private entity.

                                  RISK FACTORS

     Investors in the Securities offered hereby should consider the following factors:

     Absence of Insurance and Guarantees. The Securities are not insured by any governmental or other entity, such as the FDIC, as are bank, savings and loan or credit union accounts, and they are not guaranteed by any public or private entity. In these respects, the Company is similar to most other commercial enterprises (including bank holding companies) which sell debt securities to public investors, but is dissimilar to most banking or savings institutions.

     Limited Availability of Bank and Insurance Company Assets; Impact on Liquidity. Banking regulations limit the amount of dividends that a bank may pay. Further, because of regulatory considerations, Colonial National Bank USA and Advanta National Bank (the "Banks"), which are direct subsidiaries of the Company, do not intend to make loans to the Company. In addition, Arizona insurance regulations restrict the amount of dividends which an insurance company may distribute without the prior consent of the Director of Insurance.

     The limited availability to the Company of dividends from its subsidiaries impacts the Company's liquidity. While the Company was paid substantial dividends by its subsidiaries in 1994 and such dividends are expected to remain significant, for the reasons described above, dividends from the Banks and the Company's insurance subsidiaries are not expected, for the foreseeable future, to be the Company's major source of liquidity in satisfying its obligations to creditors or in providing a source of dividend payments to stockholders.

     Risks Associated with Maintaining Portfolios of Credit Card Receivables and Mortgage Loans. There are certain risks associated with maintaining portfolios of credit card receivables and mortgage loans. The primary risks involve the possibility of future economic downturns causing an increase in credit losses, and interest rate fluctuations. These risks are inherent to every lender. The Company believes its credit loss experience is generally comparable to industry averages. With respect to interest rate fluctuations, the Company pursues a disciplined interest rate risk management, which includes computer simulations of various scenarios, that it believes will enable it to readily adjust to most market variations.

     Regulation. The banking and finance businesses in general are the subject of extensive regulation at both the state and federal levels. Numerous legislative and regulatory proposals are advanced each year which, if adopted, could adversely affect the Company's profitability or the manner in which the Company conducts its activities. In addition, the outcome of pending litigation against other credit card issuers concerning the legality of certain credit card fees and charges may adversely impact the Company's business.

     Competition. As a marketer of credit products, the Company faces intense competition from numerous providers of financial services. Although the Company believes it is generally competitive, there can be no assurance that its ability to market its services successfully or to obtain adequate yields on its loans will not be impacted by the nature of the competition that now exists or may develop.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated:

                                                SIX
                                              MONTHS
                                               ENDED
                                             JUNE 30,                YEAR ENDED DECEMBER 31,
                                           -------------     ----------------------------------------
                                           1995     1994     1994     1993     1992     1991     1990
                                           ----     ----     ----     ----     ----     ----     ----
Ratio of Earnings to Fixed Charges.......  2.34     2.84     2.71     2.52     1.81     1.36     1.20

                              PLAN OF DISTRIBUTION

     The Securities will be sold by the Company directly without an underwriter or selling agent.

     The Company may vary the terms and conditions of the offer by state, locality or as otherwise described under "Description of Securities -- Provisions Relating to All Securities -- Additional Interest" and "-- Variations in Terms and Conditions" in this Prospectus. Further, the Company may offer different securities at different times depending on such factors as the Company's liquidity requirements, the interest rate environment and other economic conditions.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of Securities will be used for general corporate purposes, including the purchase of assets from, investments in and extensions of credit to, subsidiaries and affiliates of the Company which will use the proceeds for general corporate purposes; and, possibly, for financing future acquisitions by the Company, including without limitation, acquisitions of credit card, mortgage and equipment lease portfolios. At the date hereof, no specific proposed acquisitions have been identified as probable. Proceeds may also be used to invest in income-producing securities and other assets. The amount of Securities offered from time to time and the precise amounts and timing of the applications of such proceeds will depend upon funding requirements of the Company and its subsidiaries and affiliates.

     In view of its anticipated requirements, the Company expects to engage on a recurring basis in additional private or public financing of a character and amount to be determined as the need arises.

                           DESCRIPTION OF SECURITIES

GENERAL

     This offering relates to the Company's RediReserve Money Market Subordinated Certificates ("RediReserve Certificates"), and Subordinated Notes ("Notes"). The Notes have maturities of 91 days, six months, one year, eighteen months, two years, thirty months, or three, four, five, seven or ten years after their respective dates of issue. The "Securities" (which term includes Notes and RediReserve Certificates) are to be issued under an Indenture dated April 22, 1981 (the "Indenture") between the Company and CoreStates Bank, N.A. (formerly, The Philadelphia National Bank), a national banking association, as trustee. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following statements are brief summaries of certain provisions of the Indenture, and are subject to the detailed provisions of the Indenture, to which reference is hereby made for a complete statement of such provisions. Whenever particular provisions of the Indenture or terms defined therein are referred to herein, such provisions or definitions are incorporated by reference as part of the statements made herein and the statements are qualified in their entirety by such reference. Parenthetical Section and Article references appearing below are to the Indenture.

     The Indenture may be modified as set forth below. Additionally, the Company has reserved the right to terminate this offering, or modify the terms of the offering or the Securities, at any time, by an appropriate amendment to this Prospectus, but no such modification will affect the rights of the holders of then outstanding Securities, except that, at the Company's election: (i) the principal amount required to be maintained in an existing RediReserve Certificate account may be increased (after 30 days' notice) or decreased; (ii) the minimum amount of any withdrawal from a RediReserve Certificate account may be increased (after 30 days' notice) or decreased; and (iii) certain service charges may be imposed or modified as described under "Description of Securities -- Provisions Relating to all Securities."

     The Securities are not secured by any collateral or lien. There are no provisions for a sinking fund.

PROVISIONS RELATING TO REDIRESERVE CERTIFICATES

     FORM; NON-NEGOTIABILITY AND STATEMENTS: RediReserve Certificates are not negotiable and are not evidenced by any promissory note issued to the holder. A statement evidencing ownership of a Certificate will be issued to each purchaser of a Certificate, but such statement is not a negotiable instrument, and no rights of ownership in a Certificate can be transferred by mere endorsement and delivery of such a statement to a purchaser. Each holder of a Certificate will receive, at the end of the month after each investment, withdrawal and interest payment, a statement indicating any transactions in such holder's Certificate account. The Company maintains a register to record the owner of each outstanding Certificate, and may treat the person whose name is so recorded as the owner of such Certificate for all purposes. Ownership of a Certificate may be transferred on the register only by written notice to the Company signed by the holder or his duly authorized representative on a form to be supplied by the Company. (Section 12-5)

     DENOMINATION AND MINIMUM PURCHASE: As of the date of this Prospectus, the minimum initial purchase of a RediReserve Certificate is $1,000 and additional purchases may be in any amount. From time to time, the Company may set other minimum purchase amounts and minimum denominations of additional purchases for RediReserve Certificates and may modify the minimum balance requirements (as described below) for Certificates. (Section 3-2)

     INTEREST ON REDIRESERVE CERTIFICATE ACCOUNTS: The interest rate on all outstanding RediReserve Certificates will be set by the Company each Tuesday (or such other day as the Company may determine from time to time by Company Order) and the interest rate paid on each outstanding RediReserve Certificate may vary from week to week. As long as a holder maintains the applicable minimum balance in his RediReserve Certificate account, the weekly rate, at a minimum, will be 1% below the average rate on Thirteen Week U.S. Treasury Bills for the preceding eight weekly auctions. While the foregoing is the minimum at which the weekly rate will be fixed, the actual rate may be above the minimum. Investors may inquire concerning the rate then being paid on outstanding Certificates by writing to or telephoning the Company.

     Interest on each RediReserve Certificate account with a balance above the minimum required (currently $1,000) accrues daily and is compounded quarterly on March 31, June 30, September 30 and December 31 of each year. Interest accrued during each quarterly period will not be paid by check, but rather will be added to the principal balance of each holder's RediReserve Certificate account in the form of additional RediReserve Certificates. Interest accrues on the principal balance of each RediReserve Certificate through the date of redemption. If a holder redeems in full all RediReserve Certificates held by him, the Company will pay all accrued interest by check as soon as practicable after redemption. (Section 3-1)

     MINIMUM BALANCE REQUIREMENT FOR REDIRESERVE CERTIFICATE ACCOUNTS: No interest shall be paid on any day the principal amount in a holder's RediReserve Certificate account is less than the amount which may be designated from time to time by the Company ($1,000 at the date of this Prospectus). The Company has the right to increase or decrease the minimum principal amount which must be maintained in a RediReserve Certificate account and such an increase or decrease may be applied, at the Company's election, to RediReserve Certificates outstanding as of the date of the increase or decrease as well as RediReserve Certificates issued after such increase or decrease. The Company must give holders of RediReserve Certificates at least 30 days advance written notice if the Company elects to increase the minimum principal amount which must be maintained in their RediReserve Certificate accounts. (Section 3-1)

     REDEMPTION AT THE HOLDER'S ELECTION: Certificates may be redeemed at any time in minimum amounts of $250 (or any amount to close an account) with respect to RediReserve Certificates, and will be paid in full upon demand by the holder, which demand is received by the Company at its principal place of business or such other place as may be designated by it for such purpose. The Company may delay redemption of a newly purchased Certificate for such time as may be necessary to assure that it has received the full purchase price of such Certificate -- for example, until a check given to it in payment for the Certificate is collected. (Section 11-1)

     The minimum amount for redemptions may be increased (after 30 days' notice) or decreased by the Company from time to time. (Section 11-1)

     REDEMPTION BY DRAFT: A holder may elect to make redemptions by draft payable to the order of any payee in any amount of $250 or more. At the request of a holder, the Company will provide drafts drawn on it that will be payable through one of its subsidiary Banks, or a successor bank. All authorized signers on a Certificate account must submit specimen signatures on a signature card provided by the Company and must agree to abide by the Company's rules and regulations pertaining to such accounts. As with regular bank checks, certain banks may not provide cash at the time of deposit, but will wait until they have received payment from the subsidiary Bank. When a draft is presented to the subsidiary Bank for payment, the subsidiary Bank, as agent of the holder, will cause the Company to redeem a sufficient amount from the holder's Certificate account to cover the amount of the draft. Interest continues to accrue on a Certificate account until a draft is presented to the subsidiary Bank for payment. The subsidiary Bank will return a draft if the amount of collected funds in the holder's Certificate account is insufficient to cover the draft or if the signature(s) on the draft is (are) not, in the judgment of the Company, the same as the specimen signature(s) previously submitted to the Company. The Company reserves the right to charge a fee for the dishonor of a draft or for a stop payment order.

     Neither the Company nor the subsidiary Bank will return cancelled drafts to the holders of Certificate accounts, although the Company will, upon request, provide a holder with copies of drafts designated by the holder upon payment of a service charge. Holders of Certificate accounts will receive statements as described under "Form; Non-negotiability and Statements" above, which will reflect draft transactions.

     REDEMPTION AT THE COMPANY'S ELECTION: The Company may, at its election, redeem Certificates either as a whole or from time to time in part, upon not less than 30 days' written notice to the holder, at the principal amount thereof without premium, plus interest accrued to the date of redemption. Accrued interest on Certificates so redeemed will be paid as soon as practicable. (Sections 11-2 through 11-8)

PROVISIONS RELATING TO NOTES

     FORM AND DENOMINATIONS: The Notes shall be uncertificated and evidenced by book entry and a statement issued to each purchaser.

     Statements issued by the Company are not negotiable instruments, and no rights of ownership can be transferred by mere endorsement and delivery of a statement. Ownership of a Note may be transferred on the Company register only by written notice to the Company signed by the owner(s) or such owner's duly authorized representative on a form to be supplied by the Company. The Notes may not be pledged, assigned or hypothecated (as collateral for a loan or otherwise). The Notes shall be issued in such denominations as may be designated from time to time by the Company. The Notes may be purchased in minimum amounts to be determined, from time to time, by the Company. Separate purchases may not be accumulated to satisfy the minimum denomination requirements. (Sections 2-1 and 3-2)

     INTEREST: The interest rates payable on the Notes will be fixed by the Company from time to time based on market conditions and the Company's financial requirements. Once determined, the rate of interest payable on a Note will remain fixed on such Note until it matures or is redeemed by the Noteholder.

     Interest on 91 Day and Six Month Notes compounds daily and is paid only at maturity. While interest on Eighteen Month, Two Year, Thirty Month, and Three, Four, Five, Seven and Ten Year Notes compounds daily, holders may elect to have interest paid monthly, quarterly, semiannually, annually, or paid at maturity. This election may be changed one time by the holder during the term of the Note. Interest on One Year Notes compounds daily and holders may elect to have interest paid monthly, quarterly, semiannually or at maturity. This election may not be changed during the term of a One Year Note.

     AUTOMATIC EXTENSION: If, within seven days after its maturity date, a holder has not elected redemption of a Note in writing, and the Company has not requested redemption of such Note at least seven days prior to maturity, a Note with a principal amount of $2,500 or more shall be extended automatically for the same term, and shall be deemed to have been renewed by the holder as of the maturity date. The Notes will continue to renew as described herein absent some permitted action by either the holder or the Company. Interest shall continue to accrue from the first day of such renewed term. Such Note, as renewed, will continue in all its provisions, including provisions relating to payment, except that the interest rate payable during any renewed term shall be the interest rate which is being offered by the Company on similar Notes as of the renewal date. If similar Notes are not then being offered, the Note will not renew, and, absent instructions from the Noteholder selecting a Note with a term that is currently being offered, the maturing Note will be redeemed. The Company will give each Noteholder notice at least seven days prior to maturity reminding him of the maturity. If the Company gives notice to a Noteholder of the Company's desire to redeem a Note at maturity, no interest will accrue after the date of maturity. Otherwise, if a Noteholder submits a written request for redemption within seven days after its maturity date, the Company will pay interest during the period after its maturity date and prior to redemption at the lower of (i) the lowest interest rate then being paid on securities being offered by the Company to the general public or (ii) the rate being paid on such Note immediately prior to its maturity. (Section 3-11)

     NO REDEMPTION BY THE COMPANY: The Company has no right to redeem a Note and the holder has no right to require the Company to redeem any such Note prior to its maturity date as originally stated or as it may be extended, except as indicated below.

     REDEMPTION BY THE HOLDER ON DEATH OR DISABILITY: A Note may be redeemed at the election of the original owner (if he is still the holder) following his total permanent disability, or his estate, following his death, as established to the satisfaction of the Company. The redemption price, in the event of such a death or disability, is the principal amount of the Note, plus interest accrued and not previously paid, to the date of redemption. If two or more persons are joint record owners of a Note, the election to redeem will not apply until both record owners are either deceased or disabled, except that, if the joint owners are husband and wife, the election may be made after the death or total permanent disability of either spouse.

     The Company may modify the foregoing policy on redemption after death or disability. However, no such modification will affect the right of redemption applicable to any Note which was purchased at a time when the then current prospectus of the Company stated the Company's policy to redeem as indicated in the preceding paragraph.

     LIQUIDITY: It is not expected that there will be a trading market for the Notes. Although Noteholders have no contractual right to redeem a Note prior to maturity, the Company, in its sole discretion, may honor a written request for early redemption. Should the Company elect to do so, the Company will impose a penalty that is the higher of (a) 91 days' compound interest at the actual rate of interest borne by the Note, plus an amount equal to the difference, if any, between the interest earned on the Note, at the rate and on the terms stated therein, and the interest that would have been earned on the Note at a rate of 5%, if 5% is lower than the rate borne by the Note; or (b) the rate currently being offered by the Company (as of the redemption date) on a Note of the same term as the Note being redeemed, less the actual interest rate borne by the Note being redeemed, multiplied by the remaining term of the Note being redeemed on a 365 day basis. Under either calculation method, early redemption may result in a loss of principal.

PROVISIONS RELATING TO ALL SECURITIES

     INTEREST ACCRUAL DATE: Interest on the Securities accrues from the date of purchase which is deemed to be the date the Company receives funds which are received prior to 3:00 p.m. on a business day or the next business day if the Company receives such funds on a non-business day or after 3:00 p.m. on a business day. For this purpose, the Company's business days will be deemed to be Monday through Friday, except for Pennsylvania legal holidays. (Section 3-1)

     INTEREST WITHHOLDING: With respect to those investors who do not provide the Company with a fully executed Form W-9, the Company will withhold 31% of any interest paid.

     ADDITIONAL INTEREST: In addition to the interest rates payable as set forth above, the Company may make such additional payments of interest, premiums or other benefits ("Additional Interest") on such of the Securities, in such amounts, in such form, on such terms and at such times as shall be determined from time to time by the Company. Such Additional Interest payments may be modified or discontinued at any time. For example, such Additional Interest payments may be limited to new investors or to current investors increasing or renewing their investments in the Company's Securities. Also, such Additional Interest payments may be limited to current or new investors residing in one or more states or localities where the Company is authorized to sell the Securities. (Section 3-1)

     SUBORDINATION: The indebtedness evidenced by the Securities and any interest thereon are subordinated, to the extent set forth in the Indenture, to all "Senior Debt" of Advanta Corp. Senior Debt is defined for this purpose to include any indebtedness (whether outstanding on the date of the execution of the Indenture of thereafter created) incurred in connection with borrowings by Advanta Corp. from a bank, trust company, insurance company, or from any other lender to Advanta Corp. which indebtedness is specifically designated by Advanta Corp. as being "Senior Debt" for purposes of the Indenture. As of the date of this Prospectus, there is $675 million of Senior Debt outstanding. The RediReserve Certificates and Notes are on a parity with each other.

     In addition, the indebtedness evidenced by the Securities effectively will be junior to all indebtedness and other liabilities, primarily deposits, of the Company's subsidiaries. For a discussion of the lack of insurance or guarantees in support of the Securities, see "Risk Factors" at page 7.

     In the event of any liquidation, dissolution or any other winding up of the Company, or of any receivership, insolvency, bankruptcy, readjustment, reorganization or similar proceeding under the Federal Bankruptcy Code or any other applicable federal or state law relating to bankruptcy or insolvency, or during the continuation of any Event of Default (as defined below), no payment may be made on the Securities until all Senior Debt has been paid. In any such event, holders of Senior Debt may also submit claims on behalf of Securityholders and retain the proceeds for their own benefit until they have been fully paid, and any excess will be turned over to the Securityholders. If any distribution is nonetheless made to Securityholders, the money or property distributed to them must be paid over to the holders of Senior Debt to the extent necessary to pay Senior Debt in full. By reason of these subordination provisions of the Indenture, Securityholders may recover less, ratably, than holders of Senior Debt (Article 13).

     AGGREGATE INDEBTEDNESS: The amount of indebtedness which may be outstanding under the Indenture at any one time shall be determined from time to time by the Company. There is no limitation on the respective amounts of each class of Securities which may be outstanding at any one time.

     MODIFICATION OF INDENTURE: The Indenture may be modified by the Company and the Trustee at any time or times with the consent of the holders of not less than 51% in principal amount of the Securities then outstanding, but no modification of the Indenture may be made which will affect the terms of payment or the principal of any Security, without consent of the holder thereof, or reduce the percentage of Securityholders whose consent to modification is required. The Company and the Trustee may enter into supplemental indentures adding covenants or agreements of the Company for the protection of the Securityholders, or clarifying any ambiguity or correcting any defect in the Indenture, consistent with its terms, without action by the Securityholders. (Article 9).

     PLACE AND METHOD OF PAYMENT: Principal and interest upon the Securities will be payable at the principal executive office of the Company, as it may be established from time to time, or at such other place as the Company may designate for that purpose; provided, however, that payments may be made at the option of the Company by check or draft mailed to the person entitled thereto at his address appearing in the register which the Company maintains for that purpose. (Section 3-1).

     EVENTS OF DEFAULT: An Event of Default is defined in the Indenture as being any of the following: A default in payment of principal on any of the Securities under the Indenture which has not been cured; a default for 30 days in payment of any installment of interest on a Security; acceleration of maturity of any Senior Debt in an amount exceeding $500,000 under the terms of the instrument under which Senior Debt is or may be outstanding, if such acceleration is not annulled within 30 days after written notice; or certain events of bankruptcy, insolvency or reorganization or default in the performance or breach of any covenant or warranty of the Company in the Indenture and continuance of such default in performance or breach for a period of 30 days after notice of such default has been received by the Company from the Trustee or from the holders of 10% in principal amount of the outstanding Securities. The Company is required to file annually with the Trustee an Officer's Certificate as to the absence of certain defaults under the terms of the Indenture. The Indenture provides that the holders of 51% in aggregate principal amount of the Securities at the time outstanding may, on behalf of all holders, waive any past default or Event of Default except in payment of principal or interest on the Securities. (Article 5).

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Securityholders, unless such Securityholders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the Securities at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred on the Trustee. The Indenture contains certain limitations on the right of an individual Securityholder to institute legal proceedings in the event of the Company's default. (Sections 6-3, 5-7 and 5-12)

     CERTAIN COVENANTS: The Company has entered into certain covenants including the following: It will not consolidate or merge with or into any other corporation, unless the other corporation expressly assumes the obligations of the Company under the Indenture. The Indenture contains no covenants or other provisions to afford protection to Securityholders in the event of a highly leveraged transaction or a change in the control of the Company. The Company is required to cause its properties used or useful in the business to be maintained and kept in good condition, repair and working order. (Sections 8-1 and 10-5)

     EXCHANGES: The Company, in its discretion, may offer and/or accept outstanding Securities in exchange for other Securities issued under the Indenture. (Sections 3-3 through 3-9)

     CONCERNING THE TRUSTEE: The Trustee may resign at any time, may be removed by the holders of a majority of the principal amount of outstanding Securities, or upon the occurrence of certain contingencies (relating generally to the insolvency of the Trustee or the Trustee's ineligibility to serve as such under the Trust Indenture Act of 1939, as amended), may be removed by the Company or by a court of competent jurisdiction upon petition of a Securityholder, but no such resignation or removal of the Trustee may become effective until a Successor Trustee has accepted the appointment as provided in the Indenture. (Sections 6-10 and 6-11) The Company and its subsidiaries reserve the right to enter into additional banking relationships with the Trustee and its subsidiaries.

     SATISFACTION AND DISCHARGE OF INDENTURE: The Indenture may be discharged upon the payment of all Certificates and Notes outstanding thereunder or upon deposit in trust of funds sufficient therefor, plus compliance with certain formal procedures. (Article 4)

     REPORTS: The Company publishes annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. Copies of such reports will be sent to any Securityholder upon oral or written request.

     SERVICE CHARGES: The Company reserves the right to assess service charges for services such as changing the registration of any Security when such change is occasioned by a change in name of the holder, or a transfer (whether by operation of law or otherwise) of the Security by the holder to another person. (Sections 3-3 through 3-9)

     The Company also reserves the right, upon 30 days' written notice to the holder, to increase service charges currently imposed in connection with redemptions by draft from RediReserve Certificate accounts and assess service charges for: (i) a holder making more than a specified number of redemptions in a specified period from a RediReserve Certificate account; and (ii) for certain other services provided with respect to RediReserve Certificate accounts. (Section 12-5)

     ADDITIONAL SECURITIES: The Company may offer from time to time, pursuant to the Indenture, additional classes of securities with terms and conditions different from the Securities offered hereby, except that no such security issued under the Indenture may be senior to the Securities offered hereby. (Article 14) The Company will supplement this Prospectus if and when it decides to offer to the public any additional class of security.

     VARIATIONS IN TERMS AND CONDITIONS: The Company reserves the right from time to time to offer different Securities and to vary the terms and conditions of the offer (including, but not limited to, minimum balance requirements for RediReserve Certificates and minimum denominations, additional interest payments and service charges for all Securities) depending upon the state or locality where the purchaser resides, the purchaser's tenure as an investor with the Company or whether an investor is increasing or renewing his/her investment in the Company's securities. In addition, the Company may vary certain terms and conditions of the RediReserve Certificate account and/or Notes for its employees and the employees of its subsidiaries. (Section 3-1)

                                 LEGAL OPINION

     Certain legal matters relating to the Securities offered hereby will be passed upon for the Company by Gene S. Schneyer, Esquire, Vice President, Secretary and General Counsel of the Company. Mr. Schneyer owns or has the right to acquire a number of shares of Class A and Class B Common Stock of the Company which is well below 1% of the outstanding common stock of the Company.

                                    EXPERTS

     The consolidated financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                   -----------------------------------------

                                      LOGO
                                      Corp.

                   -----------------------------------------
                                   PROSPECTUS

                         THE DATE OF THIS PROSPECTUS IS
                                AUGUST   , 1995

        (LOGO)
PRINTED ON RECYCLED PAPER

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

    Registration Fees.........................................................  $  8,621
    Printing and Engraving....................................................     5,000
    Counsel fees and expenses.................................................       500
    Accountants' fees and expenses............................................     2,100
    Blue Sky qualification fees and expenses..................................     1,500
    Indenture Trustee's fees and expenses.....................................    25,000
    Miscellaneous.............................................................       279
                                                                                --------
                                                                                $ 43,000
                                                                                ========

     --------------------
     * Estimated, other than registration fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides, inter alia, that under specified circumstances a corporation shall have the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, attorneys' fees, judgments, fines and settlements. The By-Laws of the Company provide that the Company shall indemnify any director, officer, employee or agent of the Company to the fullest extent now or hereafter permitted by law in connection with any such action, suit or proceeding. The By-Laws further provide that the Board of Directors of the Company may, by resolution, indemnify any person other than a director, officer, employee or agent of the Company for liabilities incurred in connection with services rendered for or at the request of the Company or its subsidiaries. In addition, consistent with Section 102 of the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the personal liability of the Company's director to the Company or its stockholders for monetary damages for certain breaches of fiduciary duty. The Company maintains director and officer liability insurance which would provide coverage against certain securities law liabilities.

ITEM 16.  EXHIBITS

 3.1         Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Company's Registration
               Statement Form S-3 (File No. 33-53475), filed June 10, 1994).
 3.2         By-Laws of the Company, as amended (incorporated by reference to Exhibit 3.11 to the Company's Current Report on Form 8-K dated December 22, 1994, filed on the same date).
 4.1         Trust Indenture dated April 22, 1981 between the Company and CoreStates Bank,
               N.A. (formerly, The Philadelphia National Bank) as Trustee (incorporated by reference to Exhibit 4-a to the Company's Registration Statement on Form S-2
               (No. 33-00071), filed September 4, 1985).
 5           Opinion and Consent of Gene S. Schneyer, Vice President, Secretary and General
               Counsel (filed herewith).
12           Computation of Ratio of Earnings to Fixed Charges (filed herewith).
23.1         Consent of independent public accountants (filed herewith).

23.2         Consent of Gene S. Schneyer, Vice President, Secretary and General Counsel
               (included in Exhibit 5).
24           Powers of Attorney (included on Signature Pages).
25           Form T-1, Statement of Eligibility and Qualification Under The Trust Indenture
               Act of 1933 of a Corporation Designated to Act as Trustee (filed herewith).

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of Securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) of this paragraph shall not apply if the information required to be included in such post-effective amendments is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Advanta's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Securities offered therein and the offering of Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN HORSHAM TOWNSHIP, MONTGOMERY COUNTY, COMMONWEALTH OF PENNSYLVANIA, ON AUGUST 3, 1995.

                                          Advanta Corp.

                                          By:    /s/ RICHARD A. GREENAWALT

                                            ------------------------------------
                                                   RICHARD A. GREENAWALT
                                             President, Chief Operating Officer
                                                         and Director

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint Dennis Alter, Richard A. Greenawalt, Alex W. Hart, David
D. Wesselink, John J. Calamari, and Gene S. Schneyer, or any of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                   SIGNATURE                                    DATE
- -----------------------------------------------          -------------------

               /s/ DENNIS ALTER                               August 3, 1995
- -----------------------------------------------
Dennis Alter
Chairman of the Board and
Director

               /s/ ALEX W. HART                               August 3, 1995
- -----------------------------------------------
Alex W. Hart
Executive Vice Chairman, Chief
Executive Officer and Director
(Principal Executive Officer)

         /s/ RICHARD A. GREENAWALT                            August 3, 1995
- -----------------------------------------------
Richard A. Greenawalt
President, Chief Operating Officer
and Director

                   SIGNATURE                                    DATE
- -----------------------------------------------          -------------------

          /s/ DAVID D. WESSELINK                              August 3, 1995
- -----------------------------------------------
David D. Wesselink
Senior Vice President and Chief
Financial Officer (Principal
Financial Officer)

           /s/ JOHN J. CALAMARI                               August 3, 1995
- -----------------------------------------------
John J. Calamari
Vice President, Finance, and Chief
Accounting Officer (Principal
Accounting Officer)

           /s/ ARTHUR P. BELLIS                               August 3, 1995
- -----------------------------------------------
Arthur P. Bellis
Director

               /s/ MAX BOTEL                                  August 3, 1995
- -----------------------------------------------
Max Botel
Director

          /s/ RICHARD J. BRAEMER                              August 3, 1995
- -----------------------------------------------
Richard J. Braemer
Director

          /s/ ANTHONY P. BRENNER                              August 3, 1995
- -----------------------------------------------
Anthony P. Brenner
Director

         /s/ WILLIAM C. DUNKELBERG                            August 3, 1995
- -----------------------------------------------
William C. Dunkelberg
Director

            /s/ ROBERT C. HALL                                August 3, 1995
- -----------------------------------------------
Robert C. Hall
Director

             /s/ WARREN KANTOR                                August 3, 1995
- -----------------------------------------------
Warren Kantor
Director

            /s/ RONALD J. NAPLES                              August 3, 1995
- -----------------------------------------------
Ronald J. Naples
Director

           /s/ PHILLIP A. TURBERG                             August 3, 1995
- -----------------------------------------------
Phillip A. Turberg
Director

                                 EXHIBIT INDEX

 EXHIBIT                                     DESCRIPTION                                  PAGE
- ---------    ---------------------------------------------------------------------------  -----
 3.3         Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the
               Company's Registration Statement Form S-3 (File No. 33-53475), filed June
               10, 1994). ..............................................................
 3.4         By-Laws of the Company, as amended (incorporated by reference to Exhibit
               3.11 to the Company's Current Report on Form 8-K dated December 22, 1994, filed on the same date). ................................................
 4.1         Trust Indenture dated April 22, 1981 between the Company and CoreStates
               Bank, N.A. (formerly, The Philadelphia National Bank) as Trustee
               (incorporated by reference to Exhibit 4-a to the Company's Registration
               Statement on Form S-2 (No. 33-00071), filed September 4, 1985). .........
 5           Opinion and Consent of Gene S. Schneyer, Vice President, Secretary and
               General Counsel (filed herewith). .......................................
12           Computation of Ratio of Earnings to Fixed Charges (filed herewith). .......
23.1         Consent of independent public accountants (filed herewith). ...............
23.2         Consent of Gene S. Schneyer, Vice President, Secretary and General Counsel
               (included in Exhibit 5). ................................................
24           Powers of Attorney (included on Signature Pages). .........................
25           Form T-1, Statement of Eligibility and Qualification Under The Trust
               Indenture Act of 1933 of a Corporation Designated to Act as Trustee
               (filed herewith). .......................................................